Exhibit 10
Myers Industries, Inc. Management Incentive Plan
     The purpose of the Myers Industries, Inc. Management Incentive Plan (“Plan”) is to reward key contributors who have an impact on the achievement of Company and strategic business area goals. The plan is effective as of February 21, 2006. Participants can include management and other senior employees who have a significant impact on the financial performance of the Company. Participants must be approved by the Compensation Committee of the Board of Directors. The initial participant is John C. Orr, the President and Chief Executive Officer of the Company. The Plan is administered by the Compensation Committee. The appropriate Committee will establish the performance measure at the beginning of each fiscal year. The appropriate Committee will review the result at the conclusion of the fiscal year and establish the appropriate incentive awards. Each participant will have a “Target Award,” stated as percentage of the year-ending salary, assigned by the Compensation Committee.
     Actual incentive awards will vary from this Target Award based on the financial results of the Company and the individual performance of the participant (and in the case of a participant in a strategic business area, the financial performance of that area). A minimum level of Company financial performance will be established each year, below which no incentive awards will be paid. A maximum level of Company performance will also be established each year, above which there will be no further increase to the incentive award. The Compensation Committee will establish the minimum and maximum financial performance levels for the Company and Participants. Company performance may be a combination of factor(s) as determined by the Compensation Committee, which may include such performance factors as earnings per share, cash flow and/or operating profit, or other financial factors as set from time to time. The initial performance factor set of those available of earnings per share, cash flow and/or operating profit is cash flow. The Compensation Committee may change this measure, or the minimum and maximum formula in future years. Participants can earn additional incentive awards based on individual performance, as judged by the Compensation Committee. The individual performance incentives awards have a minimum and maximum amount. Individual performance awards will generally be related to the Company performance awards. Awards will be paid as soon as practical following the completion of the audit of annual financial results, and generally in March of each year.